                                     SCHEDULE 14A

                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934
                                  (Amendment No. __)

     Filed by Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       California Financial Holding Company
                   (Name of Registrant as Specified In Its Charter)

                       California Financial Holding Company
                      (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14-
               6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

               1) Title of each class of securities to which transaction applies:_________________________


               2) Aggregate number of securities to which transaction applies:_________________________


               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1) (set forth the amount on which the filing is calculated and state how it was determined):__________________________________
                    ______________________________________________

               4)   Proposed maximum aggregate value of transaction:_
                    _________________________________________________

               5)   Total fee paid:__________________________________


     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:__________________________________

          2)   Form, Schedule or Registration Statement Number:_________
               _________________________________________________________
          3)   Filing Party:____________________________________________
          4)   Date Filed:______________________________________________

                             [LOGO GOES HERE.]

                                    April 5, 1996



     Dear Stockholder:

          On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of California Financial Holding Company ("Company"). The Annual Meeting will be held at the Haggin Museum, 1201 North Pershing Avenue, Stockton, California 95203, on Monday, May 13, 1996 at 2:00 p.m., Pacific time.

          The stockholders will be asked at the Annual Meeting to approve one proposal that has been adopted unanimously by the Board of Directors. The proposal proposes the reelection, with terms ending in 1999, of two directors of the Company.

          Your vote is very important, regardless of the number of shares you own. Please sign and return each proxy card that you receive in the postage-paid return envelope, which is provided for your convenience. The return of your proxy cards will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting. We look forward to seeing you on Monday, May 13, 1996.


                                        Sincerely,



                                        David K. Rea
                                        Chairman of the Board
                                        and Chief Executive Officer






                   Parent Company of Stockton Savings Bank, F.S.B.
         -------------------------------------------------------------------
         501 West Weber Avenue / Stockton, California 95203 / (209) 948-1675

                         CALIFORNIA FINANCIAL HOLDING COMPANY
                        --------------------------------------
       501 West Weber Avenue     Stockton, California 95203     (209) 948-1675


                                       NOTICE
                           ANNUAL MEETING OF STOCKHOLDERS
                                     May 13, 1996

          NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders ("Annual Meeting") of California Financial Holding Company ("Company") will be held on Monday, May 13, 1996 at 2:00 p.m., Pacific time, at the Haggin Museum, 1201 North Pershing Avenue, Stockton, California 95203, for the following purposes:

          1. To approve a proposal ("Proposal"), proposing the reelection of two directors for a term of office ending in 1999; and

          2. To transact any other business as may properly come before the Annual Meeting, or any adjournment thereof.

          The Board of Directors has fixed the close of business on March 15, 1996 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders of record of the Company on the Record Date will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for the 10-day period prior to the Annual Meeting, at the executive offices of the Company, 501 West Weber Avenue, Stockton, California 95203.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Dennis Donald Geiger
                                         Secretary


     Stockton, California
     April 5, 1996

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING, OR IN PERSON, AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                         CALIFORNIA FINANCIAL HOLDING COMPANY
                      ----------------------------------------
       501 West Weber Avenue     Stockton, California 95203     (209) 948-1675


                                   PROXY STATEMENT
                           ANNUAL MEETING OF STOCKHOLDERS
          The enclosed proxy is solicited by the Board of Directors of California Financial Holding Company, a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders on Monday, May 13, 1996 ("Annual Meeting"), and at any adjournment thereof. The approximate date of mailing of this Proxy Statement is April 5, 1996.

                 INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

          The securities to be voted at the Annual Meeting consist of shares of common stock of the Company, $.01 par value per share ("Common Stock"), with each share entitling its record owner to one vote on the Proposal and on all other matters properly brought before the Annual Meeting. The close of business on March 15, 1996 has been fixed by the Board of Directors as the record date ("Record Date") for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 1,089 record holders of the Common Stock on the Record Date and 4,675,907 shares of Common Stock were outstanding and eligible to be voted at the Annual
     Meeting as of that date. The Company had no other class of voting securities outstanding on the Record Date.

          The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. In the event that less than a majority of the outstanding shares are present at the Annual Meeting either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice. Directors receiving a plurality of votes will be elected in the order of the number of votes received. On any other matter properly brought before the Annual Meeting or any adjournment thereof, the vote required for approval shall be the affirmative vote of a majority of the total number of votes that those present at the Annual Meeting, in person or by proxy, are entitled to cast. There is no cumulative voting in the election of directors.

          All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given; in the absence of instructions to the contrary, such shares will be voted FOR the Proposal to elect the designated nominees for directors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

          Votes cast "for" and "against" the Proposal will be tallied as indicated. "Broker non-votes" (i.e., shares of Common Stock held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules) are not counted and will have no effect on whether the Proposal is adopted. Abstentions will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum and the number of votes necessary to adopt a Proposal. The vote of a stockholder who abstains will have the same effect as if he or she had voted "against" a Proposal.

          The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors or employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection. The Company has also retained Morrow and Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $2,500, plus reimbursement of certain out-of-pocket costs.

          A stockholder may revoke his or her proxy at any time prior to its exercise by (i) filing with Dennis Donald Geiger, Secretary, California Financial Holding Company, 501 West Weber Avenue, Stockton, California 95203, written notice thereof, (ii) submitting a duly executed proxy bearing a later date or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Unless previously revoked or otherwise instructed thereon, proxies will be voted at the Annual Meeting on the Proposals as described above.

                   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          As of  March 15,  1996, no  persons or  groups within  the meaning  of
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), were known by management to beneficially own more than five percent of the Company's Common Stock except as follows:

                                                                                                PERCENT OF
                                                             NUMBER OF SHARES                  OUTSTANDING
       NAME AND ADDRESS                                       OF COMMON STOCK                  COMMON STOCK

       The Cortopassi Family                                    283,000(1)                         6.1%
        Trust U.A.D. March 25, 1992
       11280 North Alpine Road
       Stockton, California  95212
            and
       DACCO Inc.
       LICO Brands, Inc.
       11292 North Alpine Road
       Stockton, California  95212

       Dimensional Fund Advisors Inc.                           257,210(2)                         5.5%
       1299 Ocean Avenue, 11th Floor
       Santa Monica, California  90401



     _________________________________

     (1) Of these 283,000 shares of Common Stock, 79,000 shares are owned beneficially by The Cortopassi Family Trust U.A.D. March 25, 1992 ("Cortopassi Trust"), 151,000 shares are owned beneficially by DACCO, Inc. ("DACCO") and 53,000 shares are owned beneficially by LICO Brands, Inc. ("LICO"). Each such trust or corporation has sole voting and dispositive power with respect to the shares beneficially owned by it.

     (2) Of these 257,210 shares, 40,830 shares are owned beneficially by DFA Investment Dimensions Group Inc. ("Fund") and 43,870 shares are owned beneficially by The DFA Investment Trust Company ("Trust"). Dimensional Fund Advisors Inc. is the investment manager of the Fund and the Trust and thus has sole voting and dispositive power with respect to the shares beneficially owned by the Fund and the Trust, as well as the remaining shares. This information is based on a
          Schedule 13G dated February 7, 1996.

          The number of shares of Common Stock held as of the Record Date, by each director of the Company, each nominee for reelection as a director, each executive officer named in the "Summary Compensation Table," and by all executive officers and directors of the Company and Stockton Savings Bank, F.S.B., a federally-chartered savings bank and a wholly owned subsidiary of the Company ("Stockton Savings" or the "Bank"), as a group is set forth below. All of the shares shown in the following table are shares of Common Stock and are owned both of record and beneficially by the person named; the person named possesses sole voting and investment power, except as otherwise indicated in the footnotes to the table.


                                                                       Amount and Nature of           Percentage
             Name of Beneficial Owner                               Beneficial Ownership (1)(2)        of Class

       Gerald L. Barton (3)  . . . . . . . . . . . . . . . . .                   0                        0

       Jane R. Butterfield . . . . . . . . . . . . . . . . . .                29,364 (4)                 (5)

       W. Henry Claussen . . . . . . . . . . . . . . . . . . .                16,169 (6)                 (5)

       Dean A. Cortopassi  . . . . . . . . . . . . . . . . . .               283,000 (7)                 6.1%

       G. Thomas Egan  . . . . . . . . . . . . . . . . . . . .                60,390 (8)                 1.3%

       Dennis Donald Geiger  . . . . . . . . . . . . . . . . .                11,550                     (5)

       Robert V. Kavanaugh   . . . . . . . . . . . . . . . . .               164,816 (9)                 3.5%

       Jerald Kirsten (3)  . . . . . . . . . . . . . . . . . .                96,800                     2.1%

       Morris W. Knight  . . . . . . . . . . . . . . . . . . .                21,742                     (5)

       David K. Rea  . . . . . . . . . . . . . . . . . . . . .               164,632 (10)                3.5%

       Executive Officers and Directors as a group (11
       persons)  . . . . . . . . . . . . . . . . . . . . . . .               857,260                    17.9%

     __________________________

     (1) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

     (2) Includes shares of the Common Stock subject to stock options issued pursuant to the Company's Incentive Stock Plan and held as follows:
          Mr. Rea, options to purchase 13,082 shares; Mr. Kavanaugh, options to purchase 37,344 shares; Senior Vice President Jane R. Butterfield, options to purchase 23,047 shares; Senior Vice President W. Henry Claussen, options to purchase 15,392 shares; Senior Vice President Morris W. Knight, options to purchase 18,985 shares; and Senior Vice President Mark Barawed, options to purchase 8,758 shares.

     (3)  Nominee for reelection as a director.

     (4) Does not include 1,246 shares owned by Ms. Butterfield's husband, as to which Ms. Butterfield disclaims beneficial ownership.

     (5)  Less than 1%.

     (6)  Includes 720 shares beneficially owned by Mr. Claussen's minor son.

     (7) See footnote (1) to the preceding table. Mr. Cortopassi is the sole trustee of the Cortopassi Trust, the sole controlling person, sole executive officer and sole director of DACCO, and the controlling shareholder, the President and a director of LICO. Mr. Cortopassi was elected a director by the Company's Board of Directors on March 20, 1995.

     (8) Includes 37,290 shares owned by a trust of which Mr. Egan is a beneficiary and 23,100 shares owned by Connell Motor Truck Co., Inc.

     (9) Includes 126,814 shares owned by a trust of which Mr. Kavanaugh is a beneficiary and 550 shares owned with Mr. Kavanaugh's wife as community property.

     (10) Includes 151,550 shares owned by a trust of which Mr. Rea is a beneficiary. Does not include 3,300 shares owned by Mr. Rea's wife, as to which Mr. Rea disclaims beneficial ownership.

                                ELECTION OF DIRECTORS

          The directors of the Company are the same persons who currently serve as the directors of the Bank. The term of office of Messrs. Barton and Kirsten on the Board of Directors of the Company will expire at the Annual Meeting. Messrs. Barton and Kirsten have been nominated by the Company's Board of Directors for reelection to the Board, each to serve for a three-year term.

          There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director or selected as a nominee. If any nominee becomes unavailable for any reason, or if any other vacancy in the class of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill such other vacancy on the Board. The Board of Directors has no reason to believe that any of the nominees will be unavailable or that any other vacancy on the Board will occur. Each nominee has consented to be named and has indicated his intent to serve if elected.

                    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT YOU VOTE "FOR" THE TWO NOMINEES FOR REELECTION
                           AS DIRECTORS AS SET FORTH ABOVE

                   INFORMATION CONCERNING THE BOARD OF DIRECTORS

          The directors of the Company are currently classified into three classes, which are elected on a staggered basis. Each director serves for a three-year term and until his successor is duly elected and qualified. The current members of the Board of Directors are set forth below:


                                            DIRECTOR      DIRECTOR
                                             OF THE        OF THE
                                              BANK        COMPANY         TERM      POSITION(S) CURRENTLY
                     NAME                    SINCE         SINCE        EXPIRES     HELD WITH THE COMPANY

       David K. Rea  . . . . . . . . .        1955          1988          1998      Chairman of the Board
                                                                                    and Chief Executive Officer

       Gerald L. Barton (1)(2) . . . .        1996          1996          1996      Director

       Dean A. Cortopassi (3)  . . . .        1995          1995          1997      Director

       G. Thomas Egan  . . . . . . . .        1974          1988          1997      Director

       Dennis Donald Geiger  . . . . .        1989          1989          1998      Director and Secretary

       Robert V. Kavanaugh   . . . . .        1988          1988          1998      Director, President and
                                                                                    Chief Operating Officer

       Jerald Kirsten (1)  . . . . . .        1975          1988          1996      Director

     _____________________

     (1)  Nominees for reelection.
     (2) On January 17, 1996, Mr. Barton was elected by the Company's and the Bank's Boards of Directors to fill the vacancy created by the retirement of Robert F. McKeegan, who was appointed a director emeritus.
     (3) On March 20, 1995, Mr. Cortopassi was elected by the Company's and the Bank's Boards of Directors to fill the vacancy created by the retirement of J. Corbin Shepherd, who was appointed a director emeritus.

          DAVID K. REA, 77, has been a director and employee of Stockton Savings since 1955, President of Stockton Savings from 1973 to 1991, Chief Executive Officer of Stockton Savings from 1955 to May 1994, and Chairman of the Board of Directors of the Bank since 1980. Mr. Rea has also been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1987, and served as President of the Company from its incorporation in 1987 until 1993.

          GERALD L. BARTON, 62, is the President of Barton Ranch, Inc., which manages farming interests in San Joaquin and Stanislaus counties in California.

          DEAN A. CORTOPASSI, 58, is Chief Executive Officer of San Tomo Group, which oversees the operations of Stanislaus Food Products Company (Modesto), Gilroy Canning Company, Inc. (Gilroy), Lodi Mission Partners, a California limited partnership (Sacramento), Sierra Quality Canners, Inc. (Sacramento) and Muir Glen, Inc. (Sacramento). Each of these companies is an agribusiness concern.

          G. THOMAS EGAN, 69, was, until his retirement, President of Connell Motor Truck Co., Inc. and Lift Truck Service Corporation. Mr. Egan is Honorary Board Chairman of Connell Motor Truck Co., Inc. Mr. Egan also is a former President of the Greater Stockton Chamber of Commerce.

          DENNIS DONALD GEIGER, 52, is a partner of Bray Geiger Rudquist & Nuss, the general counsel for the Company, and is a former President of the San Joaquin County Bar Association. In 1991, Mr. Geiger became Secretary of the Company and the Bank.

          ROBERT V. KAVANAUGH, 59, was the Executive Vice President and Treasurer of Stockton Savings from 1986 to 1991, was Chief Operating Officer from 1987 to May 1994, and became Chief Executive Officer in May 1994. In 1991, Mr. Kavanaugh became President of Stockton Savings. From 1960 to 1986, he served as the Bank's Controller and Chief Financial Officer. Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer of the Company from its incorporation in 1987 until 1993 and served as Treasurer of the Company from 1987 to 1991. Since 1993, he has served as President and Chief Operating Officer of the Company. Mr. Kavanaugh is a director of M.J. Hall & Co. (excess lines insurance company) and of Credit Bureau of San Joaquin County.

          JERALD KIRSTEN, 71, a retired Certified Public Accountant, is also a real estate investor. He is a former Mayor of the City of Lodi, a past President of the San Joaquin Chapter of the California Society of Certified Public Accountants, a past President of the Stockton Estate
     Planning Council, a past Master of Lodi Lodge #256, Free and Accepted Masons, and a retired U.S. Naval Reserve Captain.

     COMPENSATION OF DIRECTORS

          Directors of the Company received no compensation from the Company for services in 1995. Each director of Stockton Savings received compensation of $1,000 per meeting attended for his services in 1995, with no additional amount paid for committee assignments. Beginning in March 1994, employee directors no longer received a fee for service as a director of the Company or the Bank.

          Nonemployee directors and their spouses also are provided with  health
     insurance by the Bank.   The approximate annual cost to the  Bank is $3,200
     per director.

          Nonemployee directors also receive a one-time grant of a stock option. Under the California Financial Holding Company Incentive Stock Plan ("Incentive Stock Plan"), each director of the Company who is not, and has not for all or any part of the preceding twelve-month period been, a full-time employee of the Company or the Bank (or any of their subsidiaries) (an "Outside Director") is automatically granted a single nonstatutory option with terms fixed by the provisions of the Incentive Stock Plan. Each then nonemployee director of the Bank was granted an option as of June 1, 1988, the date the Company became the holding company for the Bank. Each person who is subsequently elected as an Outside Director by the stockholders of the Company is also granted a nonstatutory option on the same terms.

          Each such single nonstatutory option granted to an Outside Director is for 11,000 shares of Common Stock. All nonstatutory options granted to Outside Directors have an exercise price per share equal to the greater of
     (1) the fair market value of a share of Common Stock on the date of stockholder approval of the Incentive Stock Plan (or, if the optionee is first elected as an Outside Director by the stockholders thereafter, on the date he or she is elected and has qualified) or (2) 85% of the fair market value of one share of Common Stock on the date such nonstatutory option is actually granted. All such nonstatutory options are exercisable for a period of five years from the date of stockholder approval of the Incentive Stock Plan (or, if the optionee is first elected an Outside Director by the stockholders thereafter, from the date he or she is elected and has qualified). All nonstatutory options granted to Outside Directors are exercisable at any time during such five-year period notwithstanding the prior termination of the optionee's status as an Outside Director. If, however, such an optionee should die prior to the expiration of the five-year exercise period (without regard to whether such optionee is an Outside Director at the time of his or her death), his or her nonstatutory option may be exercised at any time and from time to time, to the extent that it was exercisable at the time of his or her death and prior to the expiration of the five-year exercise period, by his or her personal representatives or the persons to whom the option has been transferred by will or the laws of descent and distribution.

          Directors of the Bank who cease to serve as directors and who have reached age 70 with 10 years of continuous service as a director of the Bank may be elected by the Bank's Board of Directors as a director emeritus. A director emeritus serves for life or until removed as such by the Board, with or without cause. A director emeritus may attend regular Board meetings, if invited, and discuss matters with the Board. However, a director emeritus cannot cast a vote as a director.

          During the term of a director emeritus, he or she receives the same Board fees as are paid to other directors of the Bank, whether or not he or she attends Board meetings or otherwise provides services to the Bank. A director emeritus is also provided with health insurance (without spousal benefits) if the Board determines that such insurance is available.

     BOARD OF DIRECTORS AND COMMITTEES

          Meetings of the Board of Directors of the Company are held regularly each month and as required. During 1995, the Board of Directors of the Company held 14 meetings. The following are the committees of the Board of Directors of the Company and the Bank:

               (1) The Audit Committee of the Company and the Bank is currently composed of directors G. Thomas Egan and Jerald Kirsten. The functions of the Audit Committee include: recommending to the Board of Directors the engaging and discharging of the independent auditors; directing and supervising special investigations; reviewing with the independent auditors the planning and results of their audit examination; reviewing the scope and results of the internal audit examinations; approving each professional service provided by the independent auditors prior to the performance of such services; considering the range of audit and nonaudit fees of the independent auditors and reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee met 5 times in 1995.

               (2)   The  Compensation/Stock Option Committee  of the Company is
          currently composed of directors G. Thomas Egan, Dennis Donald Geiger and Jerald Kirsten. This Committee administers the Company's Incentive Stock Plan and reviews the compensation of officers and recommends changes in officers' compensation to the full Board of Directors. This Committee held 1 meeting in 1995.

               (3) The Pension Committee of the Bank is currently composed of directors Dennis Donald Geiger, Robert V. Kavanaugh, Jerald Kirsten and David K. Rea (ex officio). Various pension matters were discussed from time to time with the Pension Committee and with the full Board of Directors.

               (4) The Loan Committee of the Bank is currently composed of directors Dennis Donald Geiger, Robert V. Kavanaugh and David K. Rea (ex officio). The Loan Committee reviews all new loans together with the entire Board at regular monthly meetings.

               (5) The Executive Committee of the Company and the Bank is currently composed of directors Dennis Donald Geiger, Robert V. Kavanaugh and David K. Rea. The Executive Committee, when the Board is not in session, may exercise all of the authority of the Board with certain limitations. The Executive Committee held 1 meeting in 1995.

          The Company has no standing nominating committee. The full Board of Directors acts to nominate persons for positions on the Board.

          No current member of the Board of Directors attended fewer than seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board of Directors on which he served during 1995.

     SECTION 16 FILINGS

          Directors and executive officers of the Company are required to file certain reports (on Forms 3, 4 and 5) with the Securities and Exchange
     Commission ("SEC") under Section 16(a) of the Exchange Act showing transactions in the Company's Common Stock. Due to an oversight, Ms. Butterfield failed to correctly report on a Form 4 during 1994 the total number of shares purchased. This report was subsequently corrected.

                         REMUNERATION AND OTHER TRANSACTIONS
                             WITH MANAGEMENT AND OTHERS

          Since the formation of the Company, none of its executive officers has received any separate compensation from the Company. David K. Rea, Robert V. Kavanaugh, Jane R. Butterfield and Morris W. Knight are the only executive officers of the Company, and they also hold positions with Stockton Savings. The Company's executive officers are elected each year by the Company's Board of Directors and may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. Biographical information with respect to Messrs. Rea and Kavanaugh is provided above. See "Information Concerning the Board of Directors." Biographical information regarding the other executive officers of the Company and the Bank is as follows:

          MARK BARAWED, 45, has served the Bank as Senior Vice President and Chief Administrative Officer since 1995. Previously, he served the Bank as Vice President and Manager, Human Resources, from 1991 to 1995, as Administrative Coordinator from 1990 to 1991, and as Financial Analyst from 1988 to 1990.

          JANE R. BUTTERFIELD, 38, is Senior Vice President, Chief Financial Officer and Treasurer of the Company. In 1991, Ms. Butterfield became Treasurer of Stockton Savings and has served as its Senior Vice President and Chief Financial Officer since 1988. Ms. Butterfield served as the Controller of Stockton Savings from 1984 through 1988.

          W. HENRY  CLAUSSEN, 44, has served  the Bank as Senior  Vice President
     and Loan  Manager  since 1991.   Previously,  he served  as Assistant  Loan
     Manager of the Bank from 1984 through 1991.

          MORRIS W. KNIGHT, 52, is Vice President of the Company. Mr. Knight has been Marketing Manager of Stockton Savings since 1983 and Vice President since 1986. In December 1990, Mr. Knight was named Retail Banking Manager and became a Senior Vice President in January 1991.

     REPORT   OF   THE   COMPENSATION/STOCK   OPTION   COMMITTEE   ON  EXECUTIVE
     COMPENSATION

          As members of the Compensation/Stock Option Committee, it is our duty to review the compensation levels of management, to evaluate the performance of management, and to consider management succession and related matters. The Compensation/Stock Option Committee does not decide the issues before it but formulates options and recommendations for decision by the Board of Directors. Before decisions are made, the Committee reviews with the Board in detail all aspects of compensation for the executive officers.

          PHILOSOPHY. The general philosophy of the Compensation/Stock Option Committee is to provide levels of compensation that are competitive with those provided at institutions that are considered to be comparable with the Company, so as to attract and retain qualified executives for the
     Company and the Bank. In recent years, the Compensation/Stock Option Committee has sought to align, to a greater degree, each executive's total compensation package with overall corporate performance and individual achievement.

          SALARY. In December 1994, the Compensation/Stock Option Committee reviewed the salaries of the five executive officers of the Company and the Bank. (All of these officers are employees of the Bank.) The Compensation/Stock Option Committee compared their salary levels with the salary levels of officers of comparable institutions holding similar positions by considering both the comparative compensation data provided by various sources, including the California Financial Institutions Compensation Survey, the California League of Savings Institutions Survey, the SNL Executive Compensation Review 1993 for Thrift Institutions, the Sheshunoff Bank Executive and Director Compensation Survey for 1993, and outside consultants, as well as data prepared by members of the Compensation/Stock Option Committee themselves. The compensation data reviewed by the Compensation/Stock Option Committee covered substantially more companies, including some nonfinancial institutions, than are included in the Nasdaq Financial Index used in the Stock Performance Graph.

          As in 1994, Mr. Rea advised the Compensation/Stock Option Committee that he wished to have a more flexible work schedule and would elect to receive no salary increase in 1995. The Committee and the Board concurred in Mr. Rea's election.

          In 1994, the Compensation/Stock Option Committee contracted for the services of Strategic Compensation Associates to review management compensation and to provide recommendations with respect to compensation program design and implementation. The Committee received a comprehensive report from Strategic Compensation Associates and reviewed it in detail with a representative of Strategic Compensation Associates.

          In March 1995, the Compensation/Stock Option Committee determined that, based on an analysis of peer group compensation practices, salary adjustments were warranted. The Committee recommended, and the Board of Directors subsequently approved, a 14% salary increase for Chief Operating Officer, Robert Kavanaugh, and an additional adjustment of 6% to compensate for estimated inflation from 1993 to 1995. Salaries of the remaining four executive officers were tied to the Chief Operating
     Officer's salary by using 1994 compensation levels to determine an individual's salary as a percentage of the Chief Operating Officer's salary.

          BONUS. In 1994, in order to more closely align short-term incentives with corporate performance, the Compensation/Stock Option Committee recommended, and the Board of Directors adopted, an Incentive Plan for Bank employees. The structure of the Incentive Plan conformed to recommendations made by the Performance and Compensation Management Division of KPMG Peat Marwick LLP. Under the Incentive Plan, specific corporate performance factors (return on equity, return on assets, risk-based capital and nonperforming assets) are utilized to determine the level of short-term incentive. In 1995, the Compensation/Stock Option Committee replaced the performance category risk-based capital with efficiency ratio. Individual performance of the executive is also taken into consideration. Because the Company did not meet the performance objectives set for 1995, no bonuses were paid to any executive officer for services rendered in 1995.

          INCENTIVE STOCK PLAN. The Incentive Stock Plan is administered by the Compensation/Stock Option Committee. The Compensation/Stock Option Committee has in the past awarded options to all of the Company's executive officers because the members of the Compensation/Stock Option Committee believe that grants of stock options serve to more closely link executive compensation to stockholder returns. No options were granted in 1995.

          401(K) PLAN. On June 30, 1995, the Bank curtailed future benefit accruals under its noncontributory defined benefit pension plan.
     Effective August 1, 1995, the Bank modified its 401(k) plan to permit employer matching contributions and employer contributions in the form of cash and Common Stock.

          EXECUTIVE COMPENSATION PLAN. Effective July 1, 1995, the Bank adopted an Executive Compensation Plan ("ECP"). The purpose of the ECP is to restore most of the retirement benefits of certain selected executive officers of the Bank as of the result of the curtailment of benefit accruals under the pension plan as of June 30, 1995. Robert Kavanaugh is currently the sole executive officer participant in the ECP. Under the ECP, Mr. Kavanaugh's account is credited on the last day of each month with $3,750; however, his account in the ECP can never exceed $263,789.

          DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), limits the ability of a public company, such as the Company, to deduct, in 1994 and subsequent years, compensation paid to an executive officer who is named in its "Summary Compensation Table" in excess of $1 million per year unless certain conditions are met. Currently, no executive officer of the Company is paid compensation exceeding $1 million per annum and it is not anticipated that any executive officer will be paid in excess of $1 million in 1996. Accordingly, the Compensation/Stock Option Committee has determined that none of the Company's compensation programs need to be revised to comply with Section 162(m) at this time.

                         Members of the Compensation/Stock Option Committee

                         G. Thomas Egan
                         Dennis Donald Geiger
                         Jerald Kirsten

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The current members of the Compensation/Stock Option Committee are G. Thomas Egan, Dennis Donald Geiger and Jerald Kirsten. No member of the Compensation/Stock Option Committee is a current or former officer or employee of the Company or the Bank other than Mr. Geiger, who has served as Secretary of the Company and the Bank since 1991. Mr. Geiger is not an employee of the Company or the Bank. Mr. Geiger is a partner in the law firm of Bray Geiger Rudquist & Nuss, general counsel to the Company. During 1995, the Company paid $94,581 to Bray Geiger Rudquist & Nuss for legal services rendered.

          Stockton Savings offers loans to its directors, officers and employees upon the security of their homes. Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989
     ("FIRREA"), loans were made on substantially the same terms as those prevailing at the time for comparable transactions, except that loans to directors and executive officers were made at an interest rate 1/2% above the Bank's monthly cost of funds. Interest rates on loans to directors and executive officers were adjusted monthly. Loans to employees, other than directors and executive officers, were made at the same interest rate as loans to members of the general public but at a reduced loan origination fee.

          As a result of the enactment of FIRREA, Section 22(h) of the Federal Reserve Act, 12 U.S.C. 375b ("FRA"), applies to savings associations as if they were member banks. Section 22(h) of the FRA requires, among other things, that loans to directors and executive officers of the Bank be made on substantially the same terms, including interest rates and collateral, as those prevailing for other transactions. Thus, the current policy of Stockton Savings with respect to loans to its directors and executive officers is that such loans will be made in compliance with Section 22(h) of the FRA.

          All loans made by Stockton Savings to the Company's directors and executive officers (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (3) did not involve more than the normal risk of collectability or present other unfavorable features.

     STOCK PERFORMANCE GRAPH

          The following graph compares the change on an annual basis in the Company's cumulative total return on its Common Stock with (a) the change in the cumulative total return on the stocks included in the Nasdaq

     Composite Index for U.S. Companies and (b) the change in the cumulative total return on the stocks included in the Nasdaq Financial Index, assuming an initial investment of $100 on December 31, 1990. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. The Common Stock price performance shown below should not be viewed as being indicative of future performance.

     [Stock performance graph appears here using the plot points noted below.]



                                     1990         1991         1992         1993         1994          1995

       California Financial          $100       $127.13      $166.40      $265.17       $187.12       $328.13
       Holding Company

       Nasdaq Financial Index        $100       $154.74      $221.32      $257.23       $257.83       $375.64

       Nasdaq Composite Index        $100       $160.56      $186.87      $214.51       $209.69       $296.30


     SUMMARY COMPENSATION TABLE

          The following table provides a three-year summary of compensation for the five executive officers of the Company whose aggregate salary and bonus exceeded $100,000 in 1995 ("Named Executive Officers"):



                                                     ANNUAL COMPENSATION                        LONG-TERM
                                                                                               COMPENSATION

                                                                                                 AWARDS
       NAME AND                                                           OTHER
       PRINCIPAL                                                          ANNUAL         SECURITIES UNDERLYING        ALL OTHER
       POSITION                 YEAR   SALARY ($)    BONUS($)       COMPENSATION($)(1)        OPTIONS(#)           COMPENSATION($)
       David K. Rea             1995   $107,400      $     0(3)            --                        0            $   774(6)(9)
       Chairman of the          1994   $120,900(2)   $     0(3)            --                        0            $ 2,166(6)(8)(9)
       Board and Chief          1993   $156,000      $28,080(3)            --                        0            $14,166(6)(8)(9)
       Executive Officer





                                          14






       Robert V. Kavanaugh      1995   $230,904      $     0               --                        0            $55,927(7)
       President and Chief      1994   $174,290      $     0               --                    7,271(4)         $ 2,166(8)(9)
       Operating Officer        1993   $144,000      $ 4,320               --                   14,568(5)         $14,166(8)(9)


       Jane R. Butterfield      1995   $129,000      $     0               --                        0            $10,679(10)(11)
       Senior Vice President,   1994   $108,000      $     0               --                    4,326(4)         $   581(10)
       Chief Financial          1993   $100,200      $ 3,006               --                   10,138(5)         $   581(10)
       Officer and Treasurer
       W. Henry Claussen        1995   $124,006      $     0               --                        0            $11,407(12)(13)
       Senior Vice President    1994   $103,800      $     0               --                    4,158(4)         $   581(12)
       and Loan Manager         1993   $ 98,000      $ 2,880               --                    9,713(5)         $   581(12)

       Morris W. Knight         1995   $100,006      $     0               --                        0            $10,258(14)(15)
       Senior Vice President    1994   $ 84,000      $     0               --                    3,365(4)         $   581(14)
                                1993   $ 78,000      $ 2,340               --                    7,891(5)         $   581(14)

     ______________________________

     (1) The Bank furnishes automobiles, provides financial planning services, and provided, through 1994, and reimbursed the officer for, in 1995, club memberships and provides other personal benefits to certain executive officers. The estimated value of such benefits to each named executive officer is less than $50,000 or 10% of such officer's salary and bonus for the relevant year.

     (2)  Mr. Rea became a part-time employee in March 1994.

     (3) In December 1990, Mr. Rea waived his membership in the Stockton Savings Bank Pension Plan effective July 1, 1988. In lieu of plan membership, a cash bonus in the amount of $23,400 was paid in 1993. Mr. Rea waived receipt of this bonus in 1994 and 1995.

     (4) These options were granted on December 19, 1994 at an exercise price of $12.75 per share, the fair market value of the Common Stock on the date of grant.

     (5) These options were granted on June 21, 1993 at an exercise price of $13.41 per share, the fair market value of the Common Stock on such date.

     (6) Does not include the value of the life insurance policy purchased on Mr. Rea's behalf. The Bank had agreed to pay, upon the death of Mr. Rea prior to age 75, $200,000 over ten years to his surviving spouse or children. This obligation was funded by the Bank's purchase of a single premium life insurance policy in 1984 at a cost of $50,000. This policy was terminated in 1995.

     (7) Includes $26,178 paid as compensation for excess sick-leave, $6,349 contributed by the Bank to his account in the Bank's 401(k) Plan and $22,500 accrued with respect to his account in the Bank's ECP.

     (8) Includes the following for services as a director of the Bank: 1994 - $2,000 and 1993 - $14,000.

     (9) Includes $774 with respect to Mr. Rea and $900 with respect to Mr. Kavanaugh in 1995 and $166 in 1994 and 1993, representing the dollar value of term life insurance paid for by the Bank with respect to which the executive may designate the beneficiary.

     (10) Includes $900 in 1995 and $581 in 1994 and 1993, representing the dollar value of term life insurance paid for by the Bank with respect to which Ms. Butterfield may designate the beneficiary.

     (11) Includes $6,231 paid as compensation for excess sick-leave and $3,548 contributed by the Bank to her account in the Bank's 401(k) Plan.

     (12) Includes $894 in 1995 and $581 in 1994 and 1993, representing the dollar value of term life insurance paid for by the Bank with respect to which Mr. Claussen may designate the beneficiary.

     (13) Includes $7,103 paid as compensation for excess sick-leave and $3,410 contributed by the Bank to his account in the Bank's 401(k) Plan.

     (14) Includes $722 in 1995 and $581 in 1994 and 1993, representing the dollar value of term life insurance paid for by the Bank with respect to which Mr. Knight may designate the beneficiary.

     (15) Includes $6,785 paid as compensation for excess sick-leave and $2,751 contributed by the Bank to his account in the Bank's 401(k) Plan.

     CHANGE IN CONTROL AGREEMENTS

          As of June 21, 1993 ("Effective Date"), the Bank entered into change in control agreements with each of the Named Executive Officers. Effective March 18, 1996 ("New Effective Date"), the change in control agreements for Mr. Kavanaugh, Ms. Butterfield, Mr. Claussen and Mr. Knight were amended and restated. Mr. Rea's change in control agreement was not amended and restated at that time (although it was amended as of November 21, 1994).

          Mr.  Rea's  change   in  control  agreement  provides  that,   if  his
     employment with the Bank is terminated:

          (1) by the Bank contemporaneously with or within one year after the happening of a "Change in Control" for any reason other than (A) for "Cause," (B) upon his death or disability, or (C) due to the request or demand of any regulatory authority; or

          (2) by him, contemporaneously with or within one year after a Change in Control, for "Good Reason,"

     he shall, notwithstanding such termination, be treated by the Bank as an employee for all purposes for a period of one year commencing on the date such termination of employment is otherwise effective. This means that, among other things:

          (1) the Bank shall pay to Mr. Rea his regular base salary, at the rate then in effect (unless a reduction in compensation has preceded his resignation or retirement for Good Reason, in which case the rate of base salary payable under the change in control agreement shall be the rate in effect prior to such reduction) for one year at the times and in installments consistent with the Bank's payroll practices then in effect;

          (2) at the Bank's expense, he shall participate in and be covered by all employee benefit and compensation plans, programs, policies or arrangements of the Bank applicable to executive employees, whether funded or unfunded, for a period of one year; and

          (3) the Bank shall pay to Mr. Rea an amount equal to the bonus he received under the Bank's bonus plan with respect to the preceding fiscal year.

     The payments under Mr. Rea's change in control agreement are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. As consideration for entering into the change in control agreement, Mr. Rea agreed to remain in the employ of the Bank until June 21, 1994.

          Under Mr. Rea's change in control agreement, the term "Cause" is defined as his personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the change in control agreement. The term "Good Reason" is defined, absent his written consent to the contrary, to be:

          (1) any material breach by the Bank of its obligations contained in the change in control agreement;

          (2) the assignment to him of any duties inconsistent with the status of his position with Bank on the day immediately preceding the happening of a Change in Control or an alteration in the nature or status of his duties and responsibilities that renders his position to be of less dignity, responsibility or scope from that which existed on the day immediately preceding the happening of a Change in Control;

          (3)  a reduction  by the Bank in  his annual  base salary as in effect on the day immediately preceding the happening of a Change in Control or as the same may be increased from time to time, except for proportional across-the-board salary reductions similarly affecting all employees of the Bank;

          (4) the relocation of the Bank's principal executive offices to a location other than Stockton, California, or the Bank's requiring him to be based anywhere other than the Bank's principal executive offices except for required travel on the Bank's business to an extent substantially consistent with his present business travel obligations; or

          (5) any material reduction by the Bank or the Company of the benefits enjoyed by him under any of the Bank's or the Company's pension, retirement, profit sharing, savings, life insurance, medical, health-and-accident, disability or other employee benefit plans, programs or arrangements as in effect from time to time, the taking of any action by the Bank or the Company that would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefits, or the failure by the Bank to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with the Bank in accordance with the Bank's normal vacation policy, other than any proportional across-the-board reduction or action similarly affecting all employees of the Bank or the Company.

     A "Change in Control" is defined in Mr. Rea's change in control agreement as the occurrence, after the Effective Date, of any of the following events, directly or indirectly or in one or more series of transactions:

          (1) A consolidation or merger of the Bank or the Company with any entity unless the Bank or the Company is the entity surviving in such merger or consolidation;

          (2) A transfer of all or substantially all of the assets of the Bank or the Company;

          (3) Any person, entity or group, directly or indirectly, through one or more subsidiaries or transactions or acting in concert with one or more persons or entities, (A) acquires more than 20% of any class of voting stock of the Bank or the Company; (B) acquires irrevocable proxies representing more than 20% of any class of voting stock of the Bank or the Company; (C) acquires any combination of voting stock and irrevocable proxies representing more than 20% of any class of voting stock of the Bank or the Company; (D) acquires the ability to control in any manner the election of a majority of the directors of the Bank or the Company; or (E) acquires the ability to directly or indirectly exercise a controlling influence over the management or policies of the Bank or the Company;

          (4) Any election has occurred of persons to the Board of Directors of the Company that causes a majority of the Board of Directors of the Company to consist of persons other than (A) persons who were members of the Board of Directors of the Company on the Effective Date and/or (B) persons who were nominated for election as members of such Board by the Board of Directors of the Company (or a committee of such Board) at a time when the majority of such Board (or of such committee) consisted of persons who were members of the Board of Directors of the Company on the Effective Date; or

          (5)  A  determination  is  made  by  the  Office  of  Thrift
               Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), the SEC or any similar agency having regulatory control over the Bank or the Company that a change in control, as defined in the banking, insurance, or securities laws or regulations then applicable to the Bank or the Company, has occurred.

          The change in control agreements with Mr. Kavanaugh, Ms. Butterfield, Mr. Claussen and Mr. Knight provide that, if the executive officer's employment with the Bank is terminated:

          (1) by the Bank, contemporaneously with or within the "Applicable Number of Months" after a "Change in Control," for any reason other than (A) for "Cause" or
               (B) upon the death or "Disability" of the executive officer;

          (2) by the executive officer, contemporaneously with or within the Applicable Number of Months after a Change in Control, for "Good Reason"; or

          (3) before a Change in Control occurs either (A) by the Bank other than for Cause or upon the death or Disability of the executive officer, or (B) by the executive officer for Good Reason, and in either case it is reasonably demonstrated that the termination of employment (i) was at the request of a "Third Party" that has taken steps reasonably calculated to effect a

               Change   in  Control   or  (ii)   otherwise  arose   in
               connection with or in anticipation of a Change in Control,

     then the executive officer shall be entitled to receive certain payments. "Applicable Number of Months" means thirty-six months for Mr. Kavanaugh, twenty-four months for Messrs. Knight and Claussen and twelve months plus one month for each full year of service with the Bank prior to termination of employment, up to a maximum of twenty-four months in the aggregate, for Ms. Butterfield.

          Under these change in control agreements, the Bank is obligated to pay the executive officer:

          (1) within ten days after the termination of his or her employment, a lump sum payment equal to the aggregate of the future base salary payments the executive officer would have received if he or she had continued in the Bank's employ until the Applicable Number of
               Months following the date his or her employment is terminated (unless a reduction in compensation preceded the executive officer's resignation or retirement for Good Reason, in which case the Bank shall pay the executive officer a lump sum payment based on his or her highest base salary in effect during the twelve-month period preceding the termination of employment), discounted to present value;

          (2) within ten days after the termination of his or her employment, a lump sum payment equal to his or her projected bonus for the current year, which shall be computed assuming that the executive officer had remained in the employ of the Bank until the end of the current year and that all performance goals or other performance measures have been met at the then current level for the remainder of the year; and

          (3) during the Applicable Number of Months following the date the executive officer's employment is terminated, at the Bank's expense, the executive officer shall participate in and be covered by all employee benefit plans, programs, policies or arrangements of the Bank applicable to executive employees, whether funded or unfunded.

          The payments under these change in control agreements are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. In addition, if any portion of any payment by the Bank or the Company under a change in control agreement or otherwise would constitute an "excess parachute payment," then the payments to be made to the executive officer under the agreement will be reduced such that the value of the aggregate payments that executive officer is entitled to receive under the agreement and any other agreement, plan or program of the Bank and/or the Company shall be $1 less than the maximum amount of payments that executive officer may receive without becoming subject to the tax imposed by Section 4999 of the Code. As consideration for entering into the amended and restated change in control agreements, the executive officers agreed to remain in the employ of the Bank until March 18, 1997.

          In these change in control agreements, the term "Cause" is defined as the executive officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the agreement. The term "Disability" is defined as the complete inability of the executive officer to perform his or her duties by reason of his or her total and permanent disability, as determined by an independent physician selected with the approval of the Bank's Board of Directors and the executive officer. The term "Good Reason" is defined, absent the executive officer's written consent to the contrary, to be:

          (1) any material breach by the Bank of its obligations contained in the change in control agreement;

          (2) the assignment to the executive officer of any duties inconsistent with the status of his or her position with the Bank on the day immediately preceding the happening of a Change in Control or an alteration in the nature or status of his or her duties and responsibilities that renders his or her position to be of less dignity, responsibility or scope from that which existed on the day immediately preceding the happening  of a  Change  in  Control; however,  in  the
               event the executive officer terminates his or her employment prior to a Change in Control, the assignment or alteration must have occurred reasonably contemporaneously with such termination of employment;


          (3) a reduction by the Bank in the executive officer's annual base salary as in effect on the day immediately preceding the happening of a Change in Control or as the same may be increased from time to time, except for proportional across-the-board salary reductions similarly affecting all of the Bank's employees; however, in the event the executive officer terminates his or her employment prior to a Change in Control, the reduction in annual base salary must have occurred reasonably contemporaneously with such termination of employment;

          (4) the relocation of the Bank's principal executive offices to a location other than Stockton, California or the Bank's requiring the executive officer to be based anywhere other than the Bank's principal executive offices except for required travel on the Bank's business to an extent substantially consistent with his or her present business travel obligations; or

          (5) any material reduction by the Bank or the Company of the benefits enjoyed by the executive officer under any of the Bank's or the Company's pension, retirement, profit sharing, savings, life insurance, medical, health-and-accident, disability or other employee benefit plans, programs or arrangements as in effect from time to time, the taking of any action by the Bank or the Company that would directly or indirectly materially reduce any of such benefits or deprive the executive officer of any material fringe benefits, or the failure by the Bank to provide the executive officer with the number of paid vacation days to which he or she is entitled on the basis of years of service with the Bank in accordance with the Bank's normal vacation policy, other than proportional across-the-board reduction or action similarly affecting all employees of the Bank or the Company.

     A "Change in Control" is defined as the occurrence, after the New Effective Date, of any of the following events, directly or indirectly or in one or more series of transactions:

          (1) A consolidation or merger of the Bank or the Company with any third party (which includes a single person or entity or a group of persons or entities acting in concert) not wholly owned directly or indirectly by the Bank or the Company (a "Third Party"), unless the Bank or the Company is the entity surviving such merger or consolidation;

          (2) A transfer of all or substantially all of the assets of the Bank or the Company to a Third Party or a complete liquidation or dissolution of the Bank or the Company;

          (3) A Third Party, directly or indirectly, through one or more subsidiaries or transactions or acting in concert with one or more persons or entities: (A) acquires beneficial ownership of more than 20% of any class of voting stock of the Bank or the Company; (B) acquires irrevocable proxies representing more than 20% of any class of voting stock of the Bank or the Company; (C) acquires any combination of beneficial ownership of voting stock and irrevocable proxies representing more than 20% of any class of voting stock of the Bank or the Company; (D) acquires the ability to control in any manner the election of a majority of the directors of the Bank or the Company; or (E) acquires the ability to directly or indirectly exercise a controlling influence over the management or policies of the Bank or the Company;

          (4) Any election has occurred of persons to the Board of Directors of the Company ("Board") that causes a majority of the Board to consist of persons other than
               (A) persons who were members of the Board on the New Effective Date and/or (B) persons who were nominated for election as members of the Board by the Board (or a committee of the Board) at a time when the majority of the Board (or of such committee) consisted of persons who were members of the Board on the New Effective Date; or

          (5) A determination is made by the OTS, the FDIC, the SEC or any similar agency having regulatory control over the Bank or the Company that a change in control, as defined in the banking, insurance, or securities laws or regulations then applicable to the Bank or the Company, has occurred.

     PENSION PLAN

          The Bank maintains a defined benefit pension and disability plan for all of its eligible employees ("Pension Plan"). An employee is eligible for participation in the Pension Plan if he or she has: (i) attained the age of 20 and (ii) completed at least six months of eligibility service. The Pension Plan provides normal retirement benefits in an amount equal to the sum of (a) 2.5% of monthly compensation for each year of service and
     (b) .5% of monthly compensation in excess of $700 for each year of service times (c) the number of years of benefit service. Monthly compensation is the participant's basic rate of compensation as of March 31 of the current plan year. The Pension Plan also provides for early retirement benefits at age 60 and disability benefits.

          The following table sets forth the estimated annual benefits payable under the Pension Plan on retirement at normal retirement (age 65) for the compensation levels and number of years of service noted (assuming the limitation under Section 415 of the Code is adjusted from time to time by the Secretary of the Treasury to be greater than the $150,000 in effect for plan-years 1994 and 1995 and/or the grandfathered limit of $235,840 in effect for plan-year 1993 that is used to calculate benefits):


                                                             YEARS OF SERVICE (2)

       REMUNERATION (1)                    15            20            25           30             35

       $ 10,200  . . . . . . . . .    $ 3,960        $ 5,280       $ 6,600       $  7,920       $ 9,240

         18,000  . . . . . . . . .       7,470          9,960       12,450         14,940        17,430

         36,000  . . . . . . . . .     15,570         20,760        25,950         31,140        36,330

         72,000  . . . . . . . . .     31,770         42,360        52,950         63,540        74,130

        108,000  . . . . . . . . .     47,970         63,960        79,950         95,940       111,930

        144,000  . . . . . . . . .     64,170         85,560       106,950        128,340       149,730

        180,000  . . . . . . . . .     80,370        107,160       133,950        160,740       187,530

        200,000  . . . . . . . . .     89,371        119,160       148,950        178,740       208,530

     ____________________________

     (1) Compensation is based upon a participant's salary as of March 31 of the current plan year and includes regular salary but excludes all bonuses, incentive pay and overtime payments.

     (2) Maximum annual pension benefits are limited under Section 415 of the Code to $120,000 currently (subject to future adjustment by the
          Secretary of the Treasury based on cost of living factors). The Pension Plan provides for elections as to form of payment (e.g., lump sum distribution or annuities). The benefits listed are not subject to offset for payments received from other sources.

          The Pension Plan provides for vesting as follows:

       YEARS OF PARTICIPATION                                    PERCENTAGE
                                                                   VESTED

            Zero-Two......................................            0%

            Two...........................................           20%

            Three.........................................           40%

            Four..........................................           60%

            Five..........................................           80%

            Six or more...................................          100%


          Years of service credited to the Pension Plan for the Named Executive Officers were: Mr. Kavanaugh, 35 years, Ms. Butterfield, 10 years, Mr. Knight, 13 years and Mr. Claussen, 15 years. As of June 30, 1988, Mr. Rea was no longer covered by the Pension Plan.

          On June 30, 1995, the Bank curtailed future benefit accruals and service under the Pension Plan by "freezing" the Pension Plan under the provisions of Statement of Financial Accounting Standards No. 88.

     EXECUTIVE COMPENSATION PLAN

          Effective July 1, 1995, the Bank adopted an Executive Compensation Plan ("ECP"). The purpose of the ECP is to restore most of the retirement benefits of certain selected executive officers of the Bank as of the result of the curtailment of benefit accruals under the pension plan as of June 30, 1995. Named Executive Officer participation in the ECP is currently limited to Robert Kavanaugh.

          Under the ECP, Mr. Kavanaugh's account is credited on the last day of each month with $3,750; however, his account in the ECP can never exceed $263,789. Because of Mr. Kavanaugh's years of service with the Bank, his account in the ECP is fully vested.

          In the event Mr. Kavanaugh retires from service with the Bank after reaching age 65 (or at such earlier date as may be approved by the Compensation/Stock Option Committee), he may elect to receive the value of his account in the ECP in the form of a lump sum payment or in installments over a 12 to 36 month period. In the event of his death, his beneficiary receives the value of his account in the ECP in a lump sum. In the event Mr. Kavanaugh otherwise terminates his employment with the Bank, the Bank determines whether he receives the value of his account in the ECP in the form of a lump sum payment or in installments over up to 36 months.

     401(K) PLAN

          Effective August 1, 1995, the Bank modified its 401(k) Plan. Prior to August 1, the 401(k) Plan was funded entirely by employee contributions. On August 1, 1995, the 401(k) Plan became a defined contribution profit sharing plan. The Bank makes a monthly cash contribution equal to 5% of each employee's base salary and an employer matching contribution of .25% for each 1% of employee contribution up to a maximum contribution of 1.00% by the Bank. The Bank also contributes 1.50% of each employee's base salary in Common Stock on a monthly basis. The Bank's total contribution ranges from 6.50% of base salary to 7.50% of base salary, depending on the level of employee contribution. The assets of the 401(k) Plan are maintained by a trustee and administered by the Bank.

     OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED DURING THE YEAR ENDED DECEMBER 31, 1995

          No options were granted during 1995 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted to any Named Executive Officer during 1995.

     AGGREGATED OPTION/SAR EXERCISES IN 1995 AND OPTION/SAR VALUES AT DECEMBER 31, 1995

          The  following  table contains  certain information  regarding options
     exercised by  the Named  Executive Officers  in 1995.   No Named  Executive
     Officer holds any SARs.


                                                                        NUMBER OF
                                                                        SECURITIES                VALUE OF
                                                                        UNDERLYING          UNEXERCISED IN-THE-
                                                                        UNEXERCISED            MONEY OPTIONS
                                                                        OPTIONS AT             AT DECEMBER 31,
                                                                        DECEMBER 31,             1995 ($)
                                                                          1995 (#)

                                 SHARES ACQUIRED                        EXERCISABLE/            EXERCISABLE/
       NAME                      ON EXERCISE (#)   VALUE REALIZED ($)   UNEXERCISABLE          UNEXERCISABLE

       David K. Rea                         0             $     0           13,082/0(1)     $161,170/$0

       Robert V. Kavanaugh              5,014            $62,048(2)     31,753/4,855(1)     $304,195/$34,422

       Jane R. Butterfield                  0             $     0       19,916/3,377(1)     $188,229/$23,943

       W. Henry Claussen                    0             $     0       12,389/1,619(1)     $115,700/$11,479

       Morris W. Knight                     0             $     0       16,563/2,630(1)     $159,475/$18,647

     _____________________________

     (1) In the event of a change of control of the Company, all options become immediately exercisable.

     (2) Based on fair market value on date of exercise, January 19, 1995, of $12.38 per share and exercise price of $4.89 per share.

                                INDEPENDENT AUDITORS

          The Company's Audit Committee and Board of Directors have selected KPMG Peat Marwick LLP to serve as the Company's and the Bank's independent accountants for the year ending December 31, 1996. KPMG Peat Marwick LLP served as the Company's and Stockton Savings' auditors for the year ended December 31, 1995. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and where they will be available to respond to any appropriate questions.

                                    ANNUAL REPORT

          A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 ACCOMPANIES THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO MORRIS W. KNIGHT,
     VICE PRESIDENT--STOCKHOLDER RELATIONS, CALIFORNIA FINANCIAL HOLDING COMPANY, 501 WEST WEBER AVENUE, STOCKTON, CALIFORNIA 95203.

                                STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than December 5, 1996 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.


                                    OTHER MATTERS

          As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, the proxy holders intend to vote the proxies as determined by a majority of the Board of Directors.


                                        By Order of the Board of Directors



                                        DENNIS DONALD GEIGER
                                        Secretary



     April 5, 1996

                                   REVOCABLE PROXY

                         CALIFORNIA FINANCIAL HOLDING COMPANY

     This Proxy is Solicited on Behalf of the Board of Directors of the Company

          The undersigned hereby appoints the Board of Directors, or any of them, each with full power of substitution as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated below all shares of common stock of California Financial Holding Company ("Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 13, 1996, and at any adjournment thereof.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposal 1.

          Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.


     (Continued and to be dated and signed on the reverse side)

                               CALIFORNIA FINANCIAL HOLDING COMPANY
                               P.O. BOX 11063
                               NEW YORK, NY  10203-0063

























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

               [     ]
     1. Proposal One: Election of Directors      FOR all nominees   [ ]     WITHHOLD AUTHORITY to vote    [ ]   *EXCEPTIONS  [ ]
        for a term ending in 1999.               listed below.              for all nominees listed below.


     Nominees:  Jerald Kirsten and Gerald L. Barton
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the  "Exceptions" box and write that nominee's name in the space provided below.)

     *Exceptions
      _____________________________________________________________________________________________________________________


     2. In their discretion on such other business as may properly come before the meeting or any adjournment thereof.



                                                                                          Change of Address or      [ ]
                                                                                          Comments Mark Here

                                                                            Please sign  your name exactly  as it appears  hereon.
                                                                            When  signing  as attorney,  executor,  administrator,
                                                                            trustee or guardian,  please give full title as  such.
                                                                            If a corporation,  please sign in full corporate  name
                                                                            by  President  or  other  authorized  officer.   If  a
                                                                            partnership,   please  sign  in  partnership  name  by
                                                                            authorized person.

                                                                            Date: __________________________________, 1996

                                                                            _________________________________________________
                                                                                          (Signature of Shareholder)

                                                                            _________________________________________________
                                                                                 (Signature of Additional Shareholder(s)

                                                                            Votes must be indicated
                                                                            (x) in Black or Blue Ink.      [ ]

     (Please sign, date and return this proxy in the enclosed postage prepaid envelope.)








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